Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 19, 2011

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Alternatives >

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/GRN-overview.jsp}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/XXV-overview.jsp}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

{http://ipathetn.com/IVOP-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-overview.jsp}

iPath® S&P 500 Dynamic VIX ETN (XVZ)

{http://ipathetn.com/XVZ-overview.jsp}

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

{http://ipathetn.com/VXX-overview.jsp}

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

{http://ipathetn.com/VXZ-overview.jsp}

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/BCM-overview.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/SBV-overview.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/DJP-overview.jsp}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/GSP-overview.jsp}

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/DIRT-overview.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/ONG-overview.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/WEET-overview.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/HEVY-overview.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/LSTK-overview.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/BLNG-overview.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/GRWN-overview.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/JJA-overview.jsp}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/JJE-overview.jsp}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/JJG-overview.jsp}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/JJM-overview.jsp}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/COW-overview.jsp}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/JJP-overview.jsp}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/JJS-overview.jsp}

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/DCNG-overview.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/OLEM-overview.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/GAZ-overview.jsp}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/OIL-overview.jsp}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/FOIL-overview.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/CUPM-overview.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/LEDD-overview.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/NINI-overview.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/JJU-overview.jsp}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/JJC-overview.jsp}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/LD-overview.jsp}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/JJN-overview.jsp}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/JJT-overview.jsp}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/PGM-overview.jsp}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/CHOC-overview.jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/CAFE-overview.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/CTNN-overview.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/SGAR-overview.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/NIB-overview.jsp}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/JO-overview.jsp}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/BAL-overview.jsp}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/SGG-overview.jsp}

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/ERO-overview.jsp}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/GBB-overview.jsp}

iPath ®JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/JYN-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/INP-overview.jsp}

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/STPP-overview.jsp}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/FLAT-overview.jsp}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/DTUL-overview.jsp}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/DTUS-overview.jsp}

iPath® US Treasury 5-year Bull ETN (DFVL)

{http://ipathetn.com/DFVL-overview.jsp}

iPath® US Treasury 5-year Bear ETN (DFVS)

{http://ipathetn.com/DFVS-overview.jsp}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/DTYL-overview.jsp}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/DTYS-overview.jsp}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/DLBL-overview.jsp}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/DLBS-overview.jsp}

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/ROLA-overview.jsp}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/ROSA-overview.jsp}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/SFLA-overview.jsp}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/SFSA-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-overview.jsp}

Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/RTLA-overview.jsp}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/RTSA-overview.jsp}

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/MFLA-overview.jsp}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/MFSA-overview.jsp}

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/EMLB-overview.jsp}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/EMSA-overview.jsp}

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

{http://ipathetn.com/BWV-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

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iPATH ETNs OFFER {http://ipathetn.com/Exchange-Traded-Notes-overview.jsp}

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iPATH ANNOUNCEMENT

September 19, 2011 – Barclays launches additional series of Inverse iPath® Exchange Traded Notes—New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

See press release to learn more »

September 12, 2011 – Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term FuturesTM ETN (ticker: IVO)

See press release to learn more »

August 18, 2011 - Barclays Expands Volatility Suite of iPath® Exchange Traded Notes—New ETN provides investors with access to a dynamic volatility strategy.

See press release to learn more »

July 12, 2011 - Barclays Expands Suite of iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—Two new ETNs allow investors to express views on the US Treasury yield curve.

See press release to learn more »

~~July 11, 2011 - Barclays launches additional series of Leveraged iPath Exchange Traded Notes—New ETN provides investors with leveraged returns on medium-term volatility index.~~

~~See press release to learn more »~~

~~July 1, 2011 - iPath Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (ticker: VZZ) automatically redeemed as a result of reaching its automatic termination level.~~

~~See press release to learn more »~~

Dig Deeper Into iPath Leveraged ETNs {http://ipathetn.com/leveragedetn.jsp}

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets.

Learn more about leveraged ETNs >>

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. Ifcurrent levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the S&P 500® Dynamic VIX Futures™ Total Return Index is subject to risks associated with fluctuations, particularly a decline, in the performance of the Index. The market value of the ETNs may be influenced by many unpredictable factors.

The value of the index will depend upon the success of the index in dynamically allocating between the short-term and mid-term volatility components. The allocation of the index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, the index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. Because the performance of the index components is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM, Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM, the Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 5-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 5-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 5-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HOME PAGE

EQUITY LANDING PAGE

http://ipathetn.com/equities/?investorType=pro

Domestic Equity Large Cap

ROLA

iPath® Long Extended

Russell 1000® TR Index ETN

SFLA

iPath® Long Extended

S&P 500® TR Index ETN

ROSA

iPath® Short Extended

Russell 1000® TR Index ETN

SFSA

iPath® Short Extended

S&P 500® TR Index ETN

Domestic Equity Small Cap

RTLA

iPath® Long Extended

Russell 2000® TR Index ETN

RTSA

iPath® Short Extended

Russell 2000® TR Index ETN

International Devleoped Markets

MFLA

iPath® Long Enhanced MSCI EAFE® Index ETN

MFSA

iPath®Short Enhanced MSCI EAFE®Index ETN

International Emerging Markets

EMLB

iPath® Long Enhanced MSCI Emerging Markets Index ETN

EMSA

iPath® Short Enhanced MSCI Emerging Markets Index ETN

BWV iPath® CBOE S&P 500 BUYWrite IndexTM ETN	INP iPath® MSCI India Index SM ETN

XXV

iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN

IVOP

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)

VZZB

iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II)

XVZ

iPath® S&P 500 Dynamic VIX ETN

VXZ

iPath® S&P 500 VIX Mid-Term FuturesTM ETN

VXX

iPath® S&P 500 VIX Short-Term FuturesTM ETN

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays. They provide investors with access to a wide range of equity exposures and strategies with single-trade access to leveraged equities, strategies, international equity and equity volatility.

iPath ETNs feature:

•	Cost efficiency

•	Daily exchange liquidity

•	Index tracking

Go long. Go short. Go leveraged, international, or strategic. iPath gives you the tools to express your views on equities.

iPath ETN	Ticker	Yearly Fee[1]
Leveraged Equity (click product name to see current participation rate)
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50%
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50%
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35%
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35%
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50%
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50%
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80%
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80%
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80%
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80%

Equity Strategy
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75%

International Equity
iPath® MSCI India IndexSM ETN	INP	0.89%

Equity Volatility
iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN	XXV	0.89%
iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (II)	IVOP	0.89%
iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II)	VZZB	0.89%
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95%
iPath® S&P 500 VIX Mid-Term FuturesTM ETN	VXZ	0.89%
iPath® S&P 500 VIX Short-Term FuturesTM ETN	VXX	0.89%

¹The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated and any other applicable costs, including the daily financing charge or borrow rate applicable to the leveraged equity ETNs, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Resources

•	The Basics of iPath Leveraged ETNs

•	Basics of VIX Futures ETNs

•	Product List

•	Call 1-877-764-7284

With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

An investment in iPath ETNs involves risks, including possible loss of principal.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Leverage Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Particular Risks Associated with the VIX Index: An investment in Securities linked to the performance of the S&P 500 VIX Short-Term Futures™ IndexTR or the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations in the performance of the relevant index. Because the performance of each of these indices is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the relevant index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Covered Call Strategy Risk: Trading in stocks and options that comprise the covered S&P 500® Index portfolio is speculative and returns can be extremely volatile. Market prices of index components of the covered S&P 500® Index portfolio may fluctuate rapidly based on numerous factors, which may affect the value of the CBOE S&P 500 BuyWrite Index (the “BuyWrite Index”) and the value of your Securities in varying ways, and different factors may cause prices of the components of the covered S&P 500® Index portfolio, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. A covered call strategy also limits participation in the appreciation of the underlying asset, in this case, the S&P 500® Index. Consequently, the BuyWrite Index will not participate fully in the appreciation of the S&P 500® Index as would an investment linked directly to the S&P 500® Index or a direct investment in the stocks underlying the S&P 500® Index. While the strike price of the call options on the S&P 500® Index will operate to limit the BuyWrite Index’s participation in any increase in the value of the S&P 500® Index, the BuyWrite Index’s exposure to any decline in the value of the S&P 500® Index will not be limited.

Emerging Market Risk: The market value of the Securities linked to an index with exposure to emerging markets may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in an emerging market carry the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. Such Securities may be subject to more volatility than investments outside of emerging markets. In addition, Securities representing a concentrated investment in a single country may be more volatile than other investments.

You may lose some or all of your principal: The Securities are exposed to any change in the level of the Index caused by any daily decrease or increase (as may be applicable to a series of Securities) in the level of the applicable index. Additionally, if the level of the applicable index is insufficient to offset the negative effect of the investor fee and any other applicable costs, including the daily financing charge or borrow rate applicable to the iPath Short ETNs and iPath Long ETNs, respectively, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™ ,” “S&P 500 VIX Short-Term Futures™”and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX”, “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P or Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Russell Investment Group and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END EQUITY LANDING PAGE

IVO AUTOMATIC REDEMPTION PAGE

Index: S&P 500 VIX Short-Term FuturesTM

Excess Return Exposure: Inverse

Certain iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term FuturesTM Index Excess Return, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[1]	Automatic Termination Level	Automatic Redemption Value[2]	Automatic Redemption Date[3]	Prospectus
IVO	iPath® Inverse January 2021 S&P 500 VIX Short-Term FuturesTM ETN	September 12, 2011	$10	$11.8024	September 19, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering inverse exposure4 to this index. Investors who wish to gain inverse exposure to the Index can now access returns via:

Ticker: IVOP [link to IVOP product page]

Name: iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (II) [link to IVOP prduct page]

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[2]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[3]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.
[4]

The performance of the iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETNs (II) (the “IVOP ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The Securities are exposed to any change in the level of the Index caused by any daily increase or decrease in the level of the Index. Additionally, if the level of the Index is insufficient to offset the negative effect of the investor fee, you will lose some or all of your investment at maturity or upon redemption, even if the value of the Index has decreased. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.

Past Performance Is Not Indicative of Future Results: It is impossible to predict whether any Index underlying your Securities will rise or fall. The actual performance of the Index underlying your Securities or any index component over the term of the respective series of the Securities, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile.

The Performance of the Underlying Indices are Unpredictable: An investment in the Securities linked to the inverse performance of the Index is subject to risks associated with fluctuations, particularly an increase, in the performance of the Index. Because the performance of the Index is linked to the inverse performance of the VIX Index the performance of the Index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the Index. Additional factors that may contribute to fluctuations in the level of the Index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your Securities Are Not Linked to the Inverse of the VIX Index: The value of your Securities will be linked to the inverse performance of the Index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The Index underlying your Securities is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your Securities may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your Securities.

Market and Volatility Risk: The market value of the Securities may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your Securities in the secondary market. Factors that may influence the market value of the Securities include prevailing market prices of the U.S. stock markets, the index components included in the Index, and prevailing market prices of options on the Index or any other financial instruments related to the Index; supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker; the time remaining to the maturity of the Securities; interest rates; or economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or other financial instruments related to the Index. These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Credit of Barclays Bank PLC: The Securities are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the Securities prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

A Trading Market for the Securities May Not Develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No Interest Payments from the Securities: You will not receive any interest payments on the Securities.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on an optional redemption date. You may only redeem your Securities on an optional redemption date if we receive a notice of redemption from you by certain dates and times as set for in the pricing supplement.

Automatic Termination: If, on any index business day prior to or on the final valuation date, the intraday indicative note value of the Securities becomes less than or equal to $10.00 per Security, an automatic termination event will be deemed to have occurred and your Securities will be automatically redeemed in an amount equal to the automatic redemption value. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END IVO AUTOMATIC REDEMPTION PAGE

PRODUCT INFORMATION SECTION

http://ipathetn.com/product-information.jsp

[Header] Product Information

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Click here for additional market price information. For information on fees, please click on the “Profile” Tab below.

(Printer Icon) PRINT THIS PAGE         (PDF Icon) iPATH PRODUCT LIST

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[Tabs]

Returns | Profile

Product Name	Ticker	Inception Date	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*	1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

24

iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India Index(SM) ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	9/16/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 Dynamic VIX ETN	XVZ	8/17/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bull ETN	DFVL	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bear ETN	DFVS	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Short Extended Russell 2000® TR Index ETN	RTSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	xx/xx/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

*	Since inception returns are cumulative for notes less than one year old, otherwise, returns are annualized.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

[Tabs]

Returns | Profile

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	0.89	NYSE Arca	9/20/2021
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95	NYSE Arca	8/18/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036
iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 5-year Bull ETN	DFVL	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 5-year Bear ETN	DFVS	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020

iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	0.89	NYSE Arca	xx/xx/2021

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT INFORMATION SECTION

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Make more informed decisions about iPath ETNs. Our prospectuses cover pricing, product descriptions, investment risks, distribution plans and much more.

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Basics of Commodities >>

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Using Commodities to Diversify>>

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iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/GRN-prospectus.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

{http://ipathetn.com/pdf/IVOP-prospectus.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-prospectus.jsp}

iPath® S&P 500 Dynamic VIX ETN (XVZ)

{http://ipathetn.com/XVZ-prospectus.jsp}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

+ iPath Commodity ETNs

iPath® Pure Beta Broad and Sector Commodity ETNs (BCM, DIRT, WEET, GRWN, HEVY, ONG, LSTK, BLNG)

{http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

iPath® Pure Beta Single Commodity ETNs (CHOC, CAFE, CTNN, SGAR, FOIL, CUPM, LEDD, NINI, OLEM)

{http://ipathetn.com/pdf/pb-single-propsectus.pdf}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETNs (DJP)

{http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-prospectus.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-prospectus.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-prospectus.pdf}

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-prospectus.pdf}

+iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-prospectus.pdf}

iPath® GBP/USD Exchange RATE ETN (GBB)

{http://ipathetn.com/pdf/gbb-prospectus.pdf}

iPath® JPY/USD Exchange RATE ETN (JYN)

{http://ipathetn.com/pdf/jyn-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

+iPath Emerging Market ETNS

iPath MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-prospectus.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-prospectus.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-prospectus.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-prospectus.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-prospectus.pdf}

iPath® US Treasury 5-year Bear ETN (DFVS)

{http://ipathetn.com/pdf/DFVS-prospectus.pdf}

iPath® US Treasury 5-year Bull ETN (DFVL)

{http://ipathetn.com/pdf/DFVL-prospectus.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-prospectus.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-prospectus.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-prospectus.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-prospectus.pdf}

+iPath Leveraged ETNs

iPath® Long Leveraged Equity ETNs (SFLA, ROLA, RTLA, MFLA, EMLB)

{http://ipathetn.com/pdf/long-leverage-prospectus.pdf}

iPath® Short Leveraged Equity ETNs (SFSA, ROSA, RTSA, MFSA, EMSA)

{http://ipathetn.com/pdf/short-leverage-prospectus.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-prospectus.jsp}

+iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

Fact Sheet >>

+ iPath Alternative ETNs

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/grn-info-sheet.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/XXV-info-sheet.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

{http://ipathetn.com/pdf/IVOP-info-sheet.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-info-sheet.jsp}

iPath® S&P 500 Dynamic VIX ETN (XVZ)

{http://ipathetn.com/XVZ-info-sheet.jsp}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vxz-info-sheet.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vxx-info-sheet.pdf}

+ iPath Commodity ETNs

+Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/pdf/bcm-info-sheet.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-info-sheet.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/pdf/djp-info-sheet.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-info-sheet.pdf}

+ Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/pdf/DIRT-info-sheet.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/pdf/ONG-info-sheet.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/pdf/WEET-info-sheet.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/pdf/HEVY-info-sheet.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/pdf/LSTK-info-sheet.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/pdf/BLNG-info-sheet.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/pdf/GRWN-info-sheet.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/pdf/jja-info-sheet.pdf}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/pdf/jje-info-sheet.pdf}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/pdf/jjg-info-sheet.pdf}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/pdf/jjm-info-sheet.pdf}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/pdf/cow-info-sheet.pdf}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/pdf/jjp-info-sheet.pdf}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/pdf/jjs-info-sheet.pdf}

+ Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-info-sheet.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/pdf/OLEM-info-sheet.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/pdf/gaz-info-sheet.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-info-sheet.pdf}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/pdf/FOIL-info-sheet.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/pdf/CUPM-info-sheet.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/pdf/LEDD-info-sheet.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/pdf/NINI-info-sheet.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/pdf/jju-info-sheet.pdf}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/pdf/jjc-info-sheet.pdf}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/pdf/ld-info-sheet.pdf}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/pdf/jjn-info-sheet.pdf}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/pdf/jjt-info-sheet.pdf}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/pdf/pgm-info-sheet.pdf}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/pdf/CHOC-info-sheet .jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/pdf/CAFE-info-sheet.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/pdf/CTNN-info-sheet.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/pdf/SGAR-info-sheet.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/pdf/nib-info-sheet.pdf}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/pdf/jo-info-sheet.pdf}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/pdf/bal-info-sheet.pdf}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/pdf/sgg-info-sheet.pdf}

+ iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-info-sheet.pdf}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/pdf/gbb-info-sheet.pdf}

iPath® JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/pdf/jyn-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

+ iPath Emerging Market ETNs

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-info-sheet.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-info-sheet.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-info-sheet.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-info-sheet.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-info-sheet.pdf}

iPath® US Treasury 5-year Bull ETN (DFVL)

{http://ipathetn.com/pdf/DFVL-info-sheet.pdf}

iPath® US Treasury 5-year Bear ETN (DFVS)

{http://ipathetn.com/pdf/DFVS-info-sheet.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-info-sheet.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-info-sheet.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-info-sheet.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-info-sheet.pdf}

+iPath Leveraged ETNs

+Domestic Equity >

+Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/pdf/ROLA-info-sheet.pdf}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/pdf/ROSA-info-sheet.pdf}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/pdf/SFLA-info-sheet.pdf}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/pdf/SFSA-info-sheet.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-info-sheet.jsp}

+Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/pdf/RTLA-info-sheet.pdf}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/pdf/RTSA-info-sheet.pdf}

+International Equity >

+Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/pdf/MFLA-info-sheet.pdf}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/pdf/MFSA-info-sheet.pdf}

+Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/pdf/EMLB-info-sheet.pdf}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/pdf/EMSA-info-sheet.pdf}

+ iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

Category Basics>>

+ Alternatives

Basics of Carbon Emissions

{http://ipathetn.com/pdf/GRN-basics.pdf}

Basics of VIX Futures ETNs

{http://ipathetn.com/pdf/VIX-basics.pdf}

iPath VIX Futures ETNs: Splits & Reverse Splits

{http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

[Temporarily removed]

Barclays Capital Global Carbon Index Guide

{http://ipathetn.com/pdf/GRN-index-guide.pdf}

[END temporarily removed]

+ Commodities

Basics of Commodities

{http://ipathetn.com/pdf/commodities_basics.pdf}

Periodic Returns Table

{http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

Using Commodities to Diversify

{http://ipathetn.com/pdf/diversify.pdf}

Basics of iPath Pure Beta Commodity

{http://ipathetn.com/pdf/pure_beta_basics.pdf}

+ Currencies

Basics of Currencies

{http://ipathetn.com/pdf/Currency_Basics.pdf}

[Temporarily removed]

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

[END temporarily removed]

[Temporarily removed]

+ Emerging Markets

Basics of India

{http://ipathetn.com/pdf/india-basics.pdf}

Case for India

{http://ipathetn.com/pdf/Case_for_India.pdf}

[END temporarily removed]

+ Fixed Income

Basics of Yield Curve Strategies

{http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

Targeted Access to the US Treasury Yield Curve

{http://ipathetn.com/pdf/accessing_treasury_yield_curve.pdf}

+ Leveraged

Basics of iPath Leveraged

{http://ipathetn.com/pdf/leveraged_mechanics.pdf}

[Temporarily removed]

+ Strategies

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

[END Temporarily removed]

ETN Information >>

(PDF Icon) Frequently Asked Questions {http://ipathetn.com/pdf/iPath-FAQs.pdf}

(PDF Icon) iPath Product List {http://ipathetn.com/pdf/ipath-product-list.pdf}

(PDF Icon) iPath Trading Strategy Report {http://ipathetn.com/pdf/US_iPath_Trading_Strategy_Report.pdf}

(PDF Icon) iPath Tax FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

(PDF Icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END INVESTOR MATERIALS SECTION

PRODUCT PAGES - IVOP

- Alternatives-

http://ipathetn.com/IVOP-overview.jsp

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/IVOP-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/IVOP-info-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/IVOP-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/IVOP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	IVOP	Automatic Termination Level	$10.00 per ETN
Intraday Indicative Value Ticker	IVOP.IV	CUSIP	06741K486
Participation Ticker	IVO.PTNV	Inception Date	09/16/2011
Bloomberg ETN Keystroke	IVOP<EQUITY><GO>	Maturity Date	09/20/2021
Bloomberg Index Ticker	SPVXSP

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/IVOP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the prospectus.

Participation = Current Short Index Amount / Current Closing Indicative Note Value

Where:

Current Short Index Amount = The short index amount as described in the prospectus.

Current Closing Indicative Note Value = The closing indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit + Current Inverse Index Performance Amount + Current Interest - Current Investor Fee

Where:

Principal Amount per Unit = $20

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Inverse Index Performance Amount = The intraday inverse index performance amount of the ETNs as described in the prospectus.

Current Interest = The accrued interest of the ETNs on the previous calendar day as described in the prospectus.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the accrued fees and the accrued interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

back to top

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

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The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - IVOP

PRESS RELEASE

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Press Release

http://www.ipathetn.com/press-releases.jsp

•	September 19, 2011

Barclays launches additional series of Inverse iPath® Exchange Traded Notes - New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

•	September 12, 2011

Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term FuturesTM ETN (ticker: IVO)

•	August 18, 2011

Barclays Expands Volatility Suite of iPath® Exchange Traded Notes - New ETN provides investors with access to a dynamic volatility strategy.

•	July 12, 2011

Barclays Expands Suite of iPath® Exchange Traded Notes Linked to US Treasury Futures Indices - Two new ETNs allow investors to express views on the US Treasury yield curve

•	July 11, 2011

Barclays launches additional series of Leveraged iPath Exchange Traded Notes - New ETN provides investors with leveraged returns on medium-term volatility index

•	July 1, 2011

Barclays Bank PLC to automatically redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (ticker: VZZ)

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices - New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic - PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRESS RELEASE